                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 99.2

                               FIRST QUARTER 2005
                           Supplemental Financial Data

                                TABLE OF CONTENTS

                                                                                          Page
Consolidated Statements of Operations ...............................................       3

Calculation of Funds from Operations and Adjusted Funds From Operations .............       5

Same Store Results ..................................................................       6

Consolidated Balance Sheets .........................................................       8

Consolidated Debt Summary ...........................................................       9

Summary of Communities Under Construction ...........................................      12

Summary of Condominium Conversion Projects ..........................................      13

Community Acquisition and Disposition Summary .......................................      14

Capitalized Costs Summary ...........................................................      15

Investments in Unconsolidated Real Estate Entities ..................................      16

Net Asset Value Supplemental Information ............................................      17

Non-GAAP Financial Measures and Other Defined Terms .................................      19

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company's actual results to differ materially from the expected results described in the Company's forward-looking statements: future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company's markets and the effect on occupancy and rental rates; the impact of competition on the Company's business, including competition for tenants and development locations; the Company's ability to obtain financing or self-fund the development or acquisition of additional apartment communities; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; uncertainties associated with the Company's expansion into the condominium conversion and for-sale housing business; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects of changes in accounting policies and other regulatory matters detailed in the Company's filings with the Securities and Exchange Commission and uncertainties of litigation; and the Company's ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption "Risk Factors" in the company's annual report on Form 10-K dated December 31, 2004 and may be discussed in subsequent filings with the SEC. These risk factors are specifically incorporated by reference into this document.

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved                2

                              POST PROPERTIES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share or unit data)
                                   (Unaudited)

                                                                                 THREE MONTHS ENDED
                                                                                      MARCH 31,
                                                                             --------------------------
                                                                                2005            2004
                                                                             ---------       ----------
REVENUES
  Rental ..............................................................      $  67,727       $   64,952
  Other property revenues .............................................          3,782            3,658
  Other ...............................................................             71               76
                                                                             ---------       ----------
   Total revenues .....................................................         71,580           68,686
                                                                             ---------       ----------
EXPENSES
  Property operating and maintenance (exclusive of items shown
   separately below) ..................................................         32,793           30,472
  Depreciation ........................................................         19,532           19,621
  General and administrative (1) ......................................          5,295            4,642
  Development costs and other (2) .....................................          1,097              535
                                                                             ---------       ----------
   Total expenses .....................................................         58,717           55,270
                                                                             ---------       ----------
OPERATING INCOME ......................................................         12,863           13,416
  Interest income .....................................................            165              180
  Interest expense ....................................................        (15,679)         (15,421)
  Amortization of deferred financing costs ............................         (1,688)          (1,116)
  Equity in income of unconsolidated real estate entities .............            147              216
  Gain on sale of technology investment (3) ...........................          5,267                -
  Minority interest in consolidated property partnerships .............            113              183
  Minority interest of preferred unitholders ..........................              -           (1,400)
  Minority interest of common unitholders .............................             42              599
                                                                             ---------       ----------
   INCOME (LOSS) FROM CONTINUING OPERATIONS ...........................          1,230           (3,343)
                                                                             ---------       ----------
DISCONTINUED OPERATIONS (4)
  Income from discontinued operations, net of minority interest .......          3,109            5,245
  Gains on sales of real estate assets, net of minority interest ......            337            1,509
                                                                             ---------       ----------
   INCOME FROM DISCONTINUED OPERATIONS ................................          3,446            6,754
                                                                             ---------       ----------
NET INCOME ............................................................          4,676            3,411
  Dividends to preferred shareholders .................................         (1,909)          (2,597)
  Redemption costs on preferred stock .................................              -           (1,716)
                                                                             ---------       ----------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS ....................      $   2,767       $     (902)
                                                                             =========       ==========
PER COMMON SHARE DATA - BASIC (5)
  Loss from continuing operations (net of preferred dividends
   and redemption costs) ..............................................      $   (0.02)      $    (0.19)
  Income from discontinued operations .................................           0.09             0.17
                                                                             ---------       ----------
  Net income (loss) available to common shareholders ..................      $    0.07       $    (0.02)
                                                                             =========       ==========
  Weighted average common shares outstanding - basic ..................         40,167           39,382
                                                                             =========       ==========
PER COMMON SHARE DATA - DILUTED (5)
  Loss from continuing operations (net of preferred dividends
   and redemption costs) ..............................................      $   (0.02)      $    (0.19)
  Income from discontinued operations .................................           0.09             0.17
                                                                             ---------       ----------
  Net income (loss) available to common shareholders ..................      $    0.07       $    (0.02)
                                                                             =========       ==========
  Weighted average common shares outstanding - diluted ................         40,167           39,382
                                                                             =========       ==========
  Dividends declared ..................................................      $    0.45       $     0.45
                                                                             =========       ==========

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved                3

                              POST PROPERTIES, INC.
                              NOTES TO CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                  (In thousands, except per share or unit data)

(1) General and administrative expenses for the three months ended March 31, 2005 and 2004 include legal and other professional fees totaling $339 and $187, respectively, related to shareholder litigation and, in 2004, certain shareholder proxy proposals and other matters.

(2) Development costs and other expenses for the three months ended March 31, 2005 and 2004 include development personnel and associated costs not allocable to development projects.

(3) In the three months ended March 31, 2005, the Company sold its investment in Rent.com, a privately-held internet leasing company, and recognized a gain of $5,267.

(4) Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

      For the three months ended March 31, 2005, income from discontinued operations included the results of operations of eight communities, originally containing 3,308 units, classified as held for sale at March 31, 2005. Two of the communities, originally containing 261 units, held for sale at March 31, 2005 are being converted into condominiums. For the three months ended March 31, 2004, income from discontinued operations included the results of operations of the communities classified as held for sale at March 31, 2005 and eight communities sold in 2004 through their sale dates.

      The revenues and expenses of these communities for the three months ended March 31, 2005 and 2004 were as follows:

                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                   ---------------------------
                                                      2005              2004
                                                   ---------         ---------
REVENUES
 Rental .....................................      $   6,984         $  14,305
 Other property revenues ....................            632             1,216
                                                   ---------         ---------
   Total revenues ...........................          7,615            15,521
                                                   ---------         ---------
EXPENSES
 Property operating and maintenance
   (exclusive of items shown separately
   below) ...................................          3,260             6,607
 Depreciation ...............................              -             1,565
 Interest ...................................          1,044             1,783
 Minority interest in consolidated property
   partnerships .............................             14               (89)
                                                   ---------         ---------
   Total expenses ...........................          4,318             9,866
                                                   ---------         ---------
INCOME FROM DISCONTINUED OPERATIONS
 BEFORE MINORITY INTEREST ..................           3,298             5,655
 Minority interest .........................            (189)             (410)
                                                   ---------         ---------
INCOME FROM DISCONTINUED OPERATIONS  ........      $   3,109         $   5,245
                                                   =========         =========

      For the three months ended March 31, 2005, gains on sales of real estate assets represents the net profits of $358 ($337 net of minority interest) from condominium sales at the Company's condominium conversion communities. A summary of revenues and costs and expenses of condominium activities for the three months ended March 31, 2005 was as follows:

Condominium revenues, net ...................      $   3,296
Condominium costs and expenses ..............         (2,938)
                                                   ---------
Gains on condominium sales ..................      $     358
                                                   =========

      For the three months ended March 31, 2004, the Company recognized gains from discontinued operations of $1,627 ($1,509 net of minority interest) from the sale of one community containing 398 units and certain land parcels. These sales generated net proceeds of approximately $23,979, of which approximately $21,700 was held by a third party intermediary at March 31, 2004 under a qualified tax deferred exchange program.

(5) Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of March 31, 2005, there were 42,494 units of the Operating Partnership outstanding, of which 40,069, or 94.3%, were owned by the Company. For the three months ended March 31, 2005 and 2004, the potential dilution from the Company's outstanding stock options of 219 and 55, respectively, were antidilutive to the continuing operations per share calculation. As such, the amounts were excluded from weighted average shares and units and the income (loss) per share calculations for the three months ended March 31, 2005 and 2004.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                4

                              POST PROPERTIES, INC.
                      CALCULATION OF FUNDS FROM OPERATIONS
                  AND ADJUSTED FUNDS FROM OPERATIONS AVAILABLE
                     TO COMMON SHAREHOLDERS AND UNITHOLDERS
                  (In thousands, except per share or unit data)
                                   (Unaudited)

A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

                                                                             THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                          -----------------------
                                                                             2005         2004
                                                                          ---------     ---------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS ...................    $   2,767     $    (902)
  Minority interest of common unitholders - continuing operations ....          (42)         (599)
  Minority interest in discontinued operations (1) ...................          210           528
  Depreciation on wholly-owned real estate assets, net (2) ...........       18,749        20,039
  Depreciation on real estate assets held in unconsolidated entities .          297           327
  Gains on sales of real estate assets - discontinued operations .....         (358)       (1,627)
  Incremental gains on condominium sales .............................          358             -
                                                                          ---------     ---------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS AND
  UNITHOLDERS, AS DEFINED (A) ........................................       21,981        17,766
  Gain on sale of technology investment ..............................       (5,267)            -
  Redemption costs on preferred stock ................................            -         1,716
                                                                          ---------     ---------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS AND
  UNITHOLDERS, EXCLUDING CERTAIN ITEMS AND CHARGES (B) ...............    $  16,714     $  19,482
                                                                          =========     =========
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS AND
  UNITHOLDERS, AS DEFINED ............................................    $  21,981     $  17,766
  Recurring capital expenditures .....................................       (1,958)       (2,422)
  Non-recurring capital expenditures .................................         (902)       (1,244)
  Straight-line adjustment for ground lease expenses .................          317             -
                                                                          ---------     ---------
ADJUSTED FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS AND
  UNITHOLDERS (3) (C) ................................................       19,438        14,100
  Gain on sale of technology investment ..............................       (5,267)            -
  Redemption costs on preferred stock ................................            -         1,716
                                                                          ---------     ---------
ADJUSTED FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS AND
  UNITHOLDERS, EXCLUDING CERTAIN ITEMS AND CHARGES (3) (D) ...........    $  14,171     $  15,816
                                                                          =========     =========
PER COMMON SHARE DATA - BASIC
Funds from operations per share or unit, as defined (A/F) ............    $    0.52     $    0.42
Adjusted funds from operations per share or unit (3) (C/F) ...........    $    0.46     $    0.33
Funds from operations per share or unit, excluding certain
  items and  charges (B/F) ...........................................    $    0.39     $    0.46
Adjusted funds from operations per share or unit, excluding certain
  items and charges (3) (D/F) ........................................    $    0.33     $    0.37
Dividends declared (E) ...............................................    $    0.45     $    0.45
Weighted average shares outstanding ..................................       40,167        39,382
Weighted average shares and units outstanding (F) ....................       42,614        42,461

PER COMMON SHARE DATA - DILUTED
Funds from operations per share or unit, as defined (A/G) ............    $    0.51     $    0.42
Adjusted funds from operations per share or unit (3) (C/G) ...........    $    0.45     $    0.33
Funds from operations per share or unit, excluding certain
  items and charges (B/G) ............................................    $    0.39     $    0.46
Adjusted funds from operations per share or unit, excluding certain
  items and charges (3) (D/G) ........................................    $    0.33     $    0.37
Dividends declared (E) ...............................................    $    0.45     $    0.45
Weighted average shares outstanding (4) ..............................       40,386        39,437
Weighted average shares and units outstanding (4) (G) ................       42,833        42,516

(1) Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2) Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3) Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $701 and $134 for the three months ended March 31, 2005 and 2004, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders.

(4) Diluted weighted average shares and units for the three months ended March 31, 2005 and 2004 include 219 and 55 shares and units, respectively, that were antidilutive to all income (loss) per share computations under generally accepted accounting principles.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                5

                              POST PROPERTIES, INC.
                               SAME STORE RESULTS

                  (In thousands, except per share or unit data)
                                   (Unaudited)

SAME STORE RESULTS

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 52 communities containing 20,028 apartment units which were fully stabilized as of January 1, 2004, is summarized as follows:

                                                                            THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                 ------------------------------------
                                                                   2005            2004      % CHANGE
                                                                 --------       ---------    --------
Rental and other revenues ....................................   $ 62,413       $  61,863      0.9%
Property operating and maintenance expenses (excluding
  depreciation and amortization) .............................     24,844 (3)      23,960      3.7%  (3)
                                                                 --------       ---------    -----
Same store net operating income  .............................   $ 37,569 (3)   $  37,903     (0.9)% (3)
                                                                 ========       =========    =====
Capital expenditures (1)
   Recurring
   Carpet ....................................................   $    555       $     596     (6.9)%
   Other .....................................................      1,020           1,173    (13.0)%
                                                                 --------       ---------
    Total recurring ..........................................      1,575           1,769    (11.0)%
  Non-recurring ..............................................        618           1,144    (46.0)%
                                                                 --------       ---------
   Total capital expenditures (A) ............................   $  2,193       $   2,913    (24.7)%
                                                                 ========       =========
  Total capital expenditures per unit (A/20,028 UNITS) .......   $    109       $     145    (24.8)%
                                                                 ========       =========

Average monthly rental rate per unit (2) .....................   $  1,043       $   1,035      0.8%
                                                                 ========       =========

(1) See Table 3 on page 23 for a reconciliation of these segment components of property capital expenditures to total recurring capital expenditures and total non-recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2) Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

(3) Excluding the impact of straight-lining long-term ground lease expense of approximately $317 for the three months ended March 31, 2005, the aggregate expense change would have increased 2.4% and NOI would have been comparable between periods.

SAME STORE OPERATING RESULTS BY MARKET - COMPARISON OF 2005 TO 2004 (Increase(decrease) from same period in prior year)

                                   THREE MONTHS ENDED
                                     MARCH 31, 2005
                  ----------------------------------------------------
                                                              AVERAGE
                                                              ECONOMIC
   MARKET         REVENUES (1)  EXPENSES (1)    NOI   (1)    OCCUPANCY
--------------    --------      --------       -----         ---------
Atlanta            (0.1)%          2.9%  (3)   (1.9)% (3)      (0.1)%
Dallas              0.1%           5.8%        (4.2)%           1.3%
Tampa               4.8%          (1.2)%        9.1%            2.9%
Washington, DC      4.5%          11.5%  (3)    1.0%  (3)       0.6%
Charlotte           0.4%           2.1%        (0.5)%          (1.6)%
Other (2)          (0.3)%          3.4%        (2.8)%           0.3%
                   ----           ----         ----            ----
 Total              0.9%           3.7%  (3)   (0.9)% (3)       0.5%
                   ====           ====         ====            ====

(1) See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

(2) Includes communities located in Orlando, FL; Houston, TX; Denver, CO and New York, NY.

(3) Excluding the impact of straight-lining long-term ground lease expense of approximately $145 in Atlanta and $172 in Washington, D.C. for the three months ended March 31, 2005, the expense and NOI changes would have increased/(decreased) 1.5% and (1.0)% for Atlanta, GA and 2.0% and 5.8% for Washington, D.C., respectively. Excluding the impact of straight-lining long-term ground lease expense of approximately $317 for the three months ended March 31, 2005, the total aggregate expense change would have increased 2.4% and NOI would have been comparable between periods.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                6

SAME STORE OCCUPANCY BY MARKET

                                                         AVERAGE ECONOMIC
                                                           OCCUPANCY (1)
                                      % OF NOI          ------------------        PHYSICAL
                                 ------------------     THREE MONTHS ENDED      OCCUPANCY (2)
                                 THREE MONTHS ENDED          MARCH 31,           AT MARCH 31,
                   APARTMENT          MARCH 31,         ------------------      -------------
   MARKET            UNITS              2005            2005          2004          2005
--------------     ---------     ------------------     ----          ----      -------------
Atlanta              9,672             46.0%            92.6%         92.7%         94.3%
Dallas               3,939             16.2%            93.0%         91.7%         94.0%
Tampa                2,089             11.4%            97.4%         94.5%         98.2%
Washington, DC       1,204              9.6%            97.9%         97.3%         98.0%
Charlotte            1,065              5.6%            92.4%         94.0%         94.3%
Other                2,059             11.2%            91.4%         91.1%         94.5%
                    ------            -----             ----          ----          ----
Total               20,028            100.0%            93.5%         93.0%         94.9%
                    ======            =====             ====          ====          ====

(1) Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts would have been 92.9% and 92.7% for the three months ended March 31, 2005 and 2004, respectively. For the three months ended March 31, 2005 and 2004, net concessions were $270 and $57, respectively, and employee discounts were $110 and $115, respectively.

(2) Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

SAME STORE SEQUENTIAL COMPARISON

                                                   THREE MONTHS ENDED       THREE MONTHS ENDED
                                                     MARCH 31, 2005          DECEMBER 31, 2004       % CHANGE
                                                   ------------------       ------------------       --------
Rental and other revenues .....................       $   62,413                $   62,125             0.5%
Property operating and maintenance expenses
  (excluding depreciation and amortization) ...           24,844  (2)               23,494             5.7%  (2)
                                                      ----------                ----------
Same store net operating income (1) ...........       $   37,569  (2)           $   38,631            (2.7)% (2)
                                                      ==========                ==========
Average economic occupancy ....................             93.5%                     93.2%            0.3%
                                                      ==========                ==========
Average monthly rental rate per unit ..........       $    1,043                $    1,040             0.3%
                                                      ==========                ==========

(1) See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income (loss).

(2) Excluding the impact of straight-lining long-term ground lease expense of approximately $317 for the three months ended March 31, 2005, the aggregate expense and NOI changes would have increased/(decreased) 4.4% and (1.9)%, respectively.

SEQUENTIAL SAME STORE OPERATING RESULTS BY MARKET - COMPARISON OF FIRST QUARTER OF 2005 TO FOURTH QUARTER 2004
(Increase (decrease) between periods)

                                                                 AVERAGE
                                                                 ECONOMIC
    MARKET        REVENUES (1)    EXPENSES (1)     NOI   (1)    OCCUPANCY
--------------    --------        --------        ----          ---------
Atlanta            (0.7)%           10.8%  (3)    (6.7)% (3)      (0.4)%
Dallas              0.1%             2.1%         (1.6)%          (0.1)%
Tampa               2.2%            (9.3)%        11.5%            0.8%
Washington, DC      1.6%            23.1%  (3)    (7.5)% (3)       0.2%
Charlotte           0.5%             1.5%            -            (0.5)%
Other (2)           3.2%             3.3%          3.1%            3.1%
                   ----             ----          ----            ----
 Total              0.5%             5.7%  (3)    (2.7)% (3)       0.3%
                   ====             ====          ====            ====

(1) See Table 2 on page 21 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income (loss).

(2) Includes communities located in Orlando, FL; Houston, TX; Denver, CO and New York, NY.

(3) Excluding the impact of straight-lining long-term ground lease expense of approximately $145 in Atlanta and $172 in Washington, D.C. for the three months ended March 31, 2005, the expense and NOI changes would have increased/(decreased) 9.3% and (5.9)% for Atlanta, GA and 12.7% and (3.1)% for Washington, D.C., respectively. Excluding the impact of straight-lining long-term ground lease expense of approximately $317 for the three months ended March 31, 2005, the total aggregate expense and NOI changes would have increased/(decreased) 4.4% and (1.9)%, respectively.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                7

                              POST PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                  (In thousands, except per share or unit data)

                                                                                              MARCH 31,      DECEMBER 31,
                                                                                                2005            2004
                                                                                             -----------     -----------
ASSETS
 Real estate assets
  Land ..................................................................................    $   263,766     $   266,520
  Building and improvements .............................................................      1,792,120       1,887,514
  Furniture, fixtures and equipment .....................................................        204,538         214,954
  Construction in progress ..............................................................         26,647          19,527
  Land held for future development ......................................................         24,268          18,910
                                                                                             -----------     -----------
                                                                                               2,311,339       2,407,425
  Less: accumulated depreciation ........................................................       (470,721)       (498,367)
  Assets held for sale, net of accumulated depreciation of $69,537 and
   $26,332 at March 31, 2005 and December 31, 2004, respectively (1) ....................        133,160          68,661
                                                                                             -----------     -----------
   Total real estate assets .............................................................      1,973,778       1,977,719
 Investments in and advances to unconsolidated real estate entities .....................         37,814          21,320
 Cash and cash equivalents ..............................................................          2,935             123
 Restricted cash ........................................................................          5,246           1,844
 Deferred charges, net ..................................................................         14,290          15,574
 Other assets ...........................................................................         38,365          37,262
                                                                                             -----------     -----------
   Total assets .........................................................................    $ 2,072,428     $ 2,053,842
                                                                                             ===========     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
 Notes payable, including $81,560 and $34,060 of debt secured by assets
  held for sale at March 31, 2005 and December 31, 2004, respectively ...................    $ 1,161,240     $ 1,129,478
 Accrued interest payable ...............................................................         12,147           7,677
 Dividend and distribution payable ......................................................         19,122          19,203
 Accounts payable and accrued expenses ..................................................         56,803          58,837
 Security deposits and prepaid rents ....................................................         10,691           7,236
                                                                                             -----------     -----------
  Total liabilities .....................................................................      1,260,003       1,222,431
                                                                                             -----------     -----------
 Minority interest of common unitholders in Operating Partnership .......................         41,147          43,341
                                                                                             -----------     -----------
 Shareholders' equity
  Preferred stock, $.01 par value, 20,000 authorized:
   8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900
   shares issued and outstanding ........................................................              9               9
   7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share,
   2,000 shares issued and outstanding ..................................................             20              20
 Common stock, $.01 par value, 100,000 authorized:
   40,372 and 40,164 shares issued, 40,069 and 40,164 shares outstanding at March 31, 2005
   and December 31, 2004, respectively ..................................................            403             401
 Additional paid-in capital .............................................................        780,956         775,221
 Accumulated earnings ...................................................................          9,812          25,075
 Accumulated other comprehensive income (loss) ..........................................         (6,002)         (8,668)
 Deferred compensation ..................................................................         (4,401)         (3,988)
                                                                                             -----------     -----------
                                                                                                 780,797         788,070
 Less common stock in treasury, at cost, 303 and 0 shares
  at March 31, 2005 and December 31, 2004, respectively .................................         (9,519)              -
                                                                                             -----------     -----------
 Total shareholders' equity .............................................................        771,278         788,070
                                                                                             -----------     -----------
 Total liabilities and shareholders' equity .............................................    $ 2,072,428     $ 2,053,842
                                                                                             ===========     ===========

(1) Two communities, originally containing 261 units, included in assets held for sale at March 31, 2005 are being converted to condominiums through the Company's taxable REIT subsidiaries.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               8

                              POST PROPERTIES, INC.
                            CONSOLIDATED DEBT SUMMARY
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

SUMMARY OF OUTSTANDING DEBT AT MARCH 31, 2005

                                                                                                WEIGHTED AVERAGE RATE (1)
                                                                            PERCENTAGE        THREE MONTHS ENDED MARCH 31,
                                                                                              ----------------------------
TYPE OF INDEBTEDNESS                                       BALANCE           OF TOTAL           2005                2004
--------------------                                    ------------        ----------        -------             --------
Unsecured fixed rate senior notes ...................   $    472,043           40.65%            6.96%              7.43%
Secured tax exempt variable rate notes (2) ..........        110,055            9.48%            2.51%              1.59%
Secured conventional fixed rate notes ...............        370,502           31.90%            6.26%              6.50%
Lines of credit  ....................................        208,640           17.97%            3.06%              1.96%
                                                        ------------          ------             ----               ----
                                                        $  1,161,240          100.00%            5.61%              5.90%
                                                        ============          ======             ====               ====

                                                                            PERCENTAGE
                                                           BALANCE         OF TOTAL DEBT
                                                        ------------       -------------
Total fixed rate debt ...............................   $    842,545           72.56%
Total variable rate debt ............................        318,695           27.44%
                                                        ------------          ------
  Total debt ........................................   $  1,161,240          100.00%
                                                        ============          ======

DEBT MATURITIES

                                                                               WEIGHTED AVERAGE RATE
AGGREGATE DEBT MATURITIES BY YEAR                               AMOUNT         ON DEBT MATURITIES (1)
---------------------------------                            ------------      ----------------------
Remainder of 2005 ...................................        $     91,989               7.67%
2006 ................................................              82,469               6.87%
2007 ................................................             368,633 (3)           4.50%
2008 ................................................               7,556               4.74%
2009.................................................              79,001               5.39%
2010 and thereafter .................................             531,592               5.88%
                                                             ------------
                                                             $  1,161,240
                                                             ============

DEBT STATISTICS

                                                                            THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                         -----------------------
                                                                           2005             2004
                                                                         -------            ----
Interest coverage ratio (4)(5)...................................         2.1x (8)           2.2x
Fixed charge coverage ratio (4)(6)...............................         1.9x (8)           1.7x

Total debt as a % of undepreciated real estate assets (adjusted
  for joint venture partner's share of debt) (7).................        45.9%              46.9%
Total debt and preferred equity as % of undepreciated real
  estate assets (adjusted for joint venture partner's share of
  debt) (7) .....................................................        49.6%              53.2%

(1) Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended March 31, 2004 are based on the debt outstanding for that period.

(2) The Company has purchased interest rate cap arrangements that limit the Company's exposure to increases in the base rate to 5.00 percent.

(3) Includes outstanding balances on line of credit of $208,640 maturing in 2007.

(4)   Calculated for the three months ended March 31, 2005 and 2004.

(5) Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company's share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company's share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 24.

(6) Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company's share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company's share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 24.

(7)   A computation of the debt ratios is included in Table 5 on page 25.

(8) The interest coverage and fixed charge coverage ratios, including discontinued operations, for the three months ended March 31, 2005 would be 2.2x and 2.0x, respectively.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               9

                              POST PROPERTIES, INC.
                        CONSOLIDATED DEBT SUMMARY (CONT.)
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

FINANCIAL DEBT COVENANTS - SENIOR UNSECURED PUBLIC NOTES

                                                                                    AS OF
                        COVENANT REQUIREMENT (1)                               MARCH 31, 2005
                        ------------------------                               --------------
Consolidated Debt to Total Assets cannot exceed 60% .................                45%
Secured Debt to Total Assets cannot exceed 40% ......................                18%
Total Unencumbered Assets to Unsecured Debt must be
  at least 1.50/1 ...................................................              2.69x
Consolidated Income Available for Debt Service Charge
  must be at least 1.50/1 ...........................................              2.24x

(1) A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

RATIO OF CONSOLIDATED DEBT TO TOTAL ASSETS

                                                                               AS OF
                                                                          MARCH 31, 2005
                                                                          --------------
 Consolidated debt, per balance sheet (A) ..............................    $ 1,161,240
                                                                            ===========
 Total assets, as defined (B) (Table A) ................................    $ 2,598,396
                                                                            ===========
 Computed ratio (A/B) ..................................................             45%
                                                                            ===========
 Required ratio (cannot exceed) ........................................             60%
                                                                            ===========
RATIO OF SECURED DEBT TO TOTAL ASSETS

Secured conventional fixed rate notes ..................................    $   370,502
Secured tax exempt variable rate notes .................................        110,055
                                                                            -----------
    Total secured debt (C) .............................................    $   480,557
                                                                            ===========
 Computed ratio (C/B) ..................................................             18%
                                                                            ===========
 Required ratio (cannot exceed) ........................................             40%
                                                                            ===========
RATIO OF TOTAL UNENCUMBERED ASSETS TO UNSECURED DEBT

Consolidated debt, per balance sheet (A) ...............................    $ 1,161,240
Total secured debt (C) .................................................       (480,557)
                                                                            -----------
    Total unsecured debt (D) ...........................................    $   680,683
                                                                            ===========
 Total unencumbered assets, as defined (E) (Table A) ...................    $ 1,827,938
                                                                            ===========
 Computed ratio (E/D) ..................................................           2.69x
                                                                            ===========
 Required minimum ratio ................................................           1.50x
                                                                            ===========

RATIO OF CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE TO ANNUAL DEBT
  SERVICE CHARGE

Consolidated Income Available for Debt Service, as defined (F) (Table B)    $   152,472
                                                                            ===========
Annual Debt Service Charge, as defined (G) (Table B) ...................    $    68,096
                                                                            ===========
 Computed ratio (F/G) (2) ..............................................           2.24x
                                                                            ===========
 Required minimum ratio ................................................           1.50x
                                                                            ===========

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               10

                              POST PROPERTIES, INC.
                        CONSOLIDATED DEBT SUMMARY (CONT.)
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

TABLE A

CALCULATION OF TOTAL ASSETS AND TOTAL UNENCUMBERED ASSETS FOR PUBLIC DEBT
 COVENANT COMPUTATIONS

                                                                                                    AS OF
                                                                                               MARCH 31, 2005
                                                                                               --------------
Total real estate assets ...................................................................   $    1,973,778

Add:
   Investments in unconsolidated real estate entities ......................................           37,814
   Accumulated depreciation ................................................................          470,721
   Accumulated depreciation - assets held for sale .........................................           69,537
   Other tangible assets (cash, restricted cash, other assets, exclusive of receivables) ...           46,546
                                                                                               --------------
Total assets for public debt covenant computations .........................................        2,598,396
Less:
   Encumbered real estate assets ...........................................................          770,458
                                                                                               --------------
Total unencumbered assets for public debt covenant computations ............................   $    1,827,938
                                                                                               ==============

TABLE B

CALCULATION OF CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE AND ANNUAL DEBT
 SERVICE CHARGE FOR PUBLIC DEBT COVENANT COMPUTATIONS (1)

                                                                                              THREE MONTHS ENDED
CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE                                                  MARCH 31, 2005
----------------------------------------------                                                  --------------
Net income ...............................................................................      $        4,676
Add:
    Minority interests ...................................................................                 168
                                                                                                --------------
Income before minority interest ..........................................................               4,844

Add:

   Depreciation ..........................................................................              19,532
   Depreciation (company share) of assets held in unconsolidated entities ................                 297
   Depreciation on discontinued operations ...............................................                   -
   Amortization of deferred financing costs ..............................................               1,688
   Interest expense ......................................................................              15,679
   Interest expense (company share) of assets held in unconsolidated entities ............                 301
   Interest expense of discontinued operations............................................               1,044
Less:
   Gain on sale of technology investment .................................................              (5,267)
                                                                                                --------------
Consolidated income available for debt service ...........................................      $       38,118
                                                                                                ==============
Consolidated income available for debt service (annualized) ..............................      $      152,472
                                                                                                ==============
ANNUAL DEBT SERVICE CHARGE

Consolidated interest expense ............................................................      $       15,679
Interest expense (company share) of assets held in unconsolidated entities ...............                 301
Interest expense of discontinued operations...............................................               1,044
                                                                                                --------------
                                                                                                $       17,024
                                                                                                ==============
Annual debt service charge (interest expense annualized) .................................      $       68,096
                                                                                                ==============

(1) The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2005 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               11

                              POST PROPERTIES, INC.
                    SUMMARY OF COMMUNITIES UNDER CONSTRUCTION

                                                          ESTIMATED       AMOUNT                                ESTIMATED
                                                         CONSTRUCTION     SPENT      QUARTER OF    QUARTER OF   QUARTER OF
                                                NUMBER      COST           AS OF    CONSTRUCTION  FIRST UNITS   STABILIZED
             METROPOLITAN AREA                 OF UNITS ($ IN MILLIONS) 03/31/2005      START      AVAILABLE   OCCUPANCY(1)
-------------------------------------------    -------- --------------- ----------  ------------  -----------  ------------
CONSTRUCTION/LEASE-UP
  COMMUNITIES

WASHINGTON D.C.
Post Carlyle(TM) - Apartment and
 Condominiums (2)                                350         $95           $27         4Q `04       2Q `06       2Q `07
                                                 ---         ---           ---
   CONSTRUCTION/LEASE-UP COMMUNITIES             350         $95           $27
                                                 ===         ===           ===
WEIGHTED AVERAGE PROJECTED PROPERTY NET
 OPERATING INCOME AS A % OF TOTAL ESTIMATED
 CONSTRUCTION COST - APARTMENTS (3)                          7.0%
                                                             ===

(1) The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or
      (ii) one year after completion of construction.

(2) The condominium component of the project, consisting of 145 units, is being developed in a majority owned joint venture with a Washington D.C. based developer.

(3) The calculation represents the aggregate projected unlevered property net operating income to be earned by the apartment component of the community in its first year of stabilized operations (after deducting a 3% management fee and a $300 per unit capital reserve) divided by aggregate estimated construction costs of the apartment community. The Company uses property net operating income as a management tool to measure the operating performance of its apartment communities.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               12

                              POST PROPERTIES, INC.
                   SUMMARY OF CONDOMINIUM CONVERSION PROJECTS
                             (Dollars in thousands)


                                                                                     UNITS (3)
                                                                         -------------------------------
                                                                                           AVAILABLE         THREE MONTHS ENDED
                                                                                            FOR SALE           MARCH 31, 2005
                                                                                      ------------------ --------------------------
                                      ESTIMATED        AVERAGE  PROJECT                                         GROSS      FFO
                              YEAR      SALE    TOTAL UNIT SQ. TRANSFER         UNITS   UNDER             UNITS SALES  INCREMENTAL
  PROJECT       LOCATION   COMPLETED START DATE UNITS FT. (1)  PRICE (2) TOTAL CLOSED CONTRACT AVAILABLE CLOSED PRICE  GAIN ON SALE
-------------- ----------- --------- ---------- ----- -------- --------- ----- ------ -------- --------- ------ -----  ------------
588(TM)        Dallas, TX     2000    Q1 2005    127   1,470   $ 20,274   127    33      41       53        18  $3,506    $   358
Hyde Park
Walk(TM)       Tampa, FL      1997    Q2 2005    134     890     16,755   134     1     123       10         -       -          -
The Peachtree
Residences(TM)
(4)            Atlanta, GA    2001    Q2 2005    121   1,340     30,190   121     -      10      111         -       -          -
                                                 ---           --------   ---    --     ---      ---        --  ------    -------
                                                 382           $ 67,219   382    34     174      174        18  $3,506    $   358
                                                 ===           ========   ===    ==     ===      ===        ==  ======    =======

(1) Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2) Transfer price for purposes of computing incremental gains on condominium sales included in FFO reflects the greater of (1) the estimated fair value at date which the project was acquired by the Company's taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3) Unit status is as of April 25, 2005. There can be no assurance that condominium units under contract will close.

(4) The Peachtree Residences(TM) is owned in an unconsolidated entity, where the Company's equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO represents gross amounts at the unconsolidated entity level.

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved               13

                              POST PROPERTIES, INC.
                  COMMUNITY ACQUISITION AND DISPOSITION SUMMARY

                                                           GROSS AMOUNT        GROSS
PROPERTY NAME/PERIOD             LOCATION      YEAR BUILT    PER UNIT          AMOUNT
---------------------------  ----------------  ----------  ---------------  ---------------
ACQUISITIONS

Q1 2004
None

Q2 2004
Post Tysons Corner(TM)       Washington, D.C.     1990     $    171,972     $ 85,814,000

Q3 2004
None

Q4 2004
None
                                                                            ------------
  2004 YTD Total                                                            $ 85,814,000
                                                                            ============

Weighted Average Cap Rate -
   Acquisitions - 2004                                                               5.5%(1)
                                                                            ============

Q1 2005
None

DISPOSITIONS

Q1 2004
Post Townlake(R)                Dallas, TX     1986-1987   $     56,212     $ 22,372,000(2)

Q2 2004
Post Windhaven (TM)             Dallas, TX        1991     $     52,743
Post Mill(R) (4)               Atlanta, GA     1985-1986
Post Canyon(R) (4)             Atlanta, GA        1986
Post Chase(R) (4)              Atlanta, GA        1987
Post Court(R) (4)              Atlanta, GA        1988
Post Lane(R) (4)               Atlanta, GA        1988
Post Lake(R) (4)               Orlando, FL        1988     $     65,409(4)  $221,750,000

Q3 2004
None

Q4 2004
None

                                                                            ------------
  2004 YTD Total                                                            $244,122,000
                                                                            ============

Weighted Average Cap Rate -
   Dispositions - 2004                                                               6.6%(3)
                                                                            ============
Q1 2005
None

(1) Based on projected first twelve-month net operating income after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2 million to improve the community for total capitalized costs of approximately $88 million.

(2) Excludes approximately $2.1 million in gross proceeds from the sale of land in Dallas, TX and Tampa, FL.

(3) Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit), except for Post Paseo Colorado, a recently completed development, which is based on projected stabilized net operating income.

(4)   The gross average amount per unit for these properties is $65,409.

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved               14

                              POST PROPERTIES, INC.
                            CAPITALIZED COSTS SUMMARY
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development and construction of new apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred all interior and exterior painting of communities.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development and construction. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community development improvements and other capitalized expenditures for the three months ended March 31, 2005 and 2004 is detailed below.

                                                                               THREE MONTHS ENDED
                                                                                     MARCH 31,
                                                                          -----------------------------
                                                                             2005              2004
                                                                          ------------     ------------
NEW COMMUNITY DEVELOPMENT AND ACQUISITION ACTIVITY ....................   $     14,987     $        293
NON-RECURRING CAPITAL EXPENDITURES
 Revenue generating additions and improvements (1) ....................              -               26
 Other community additions and improvements (2) .......................            902            1,244
RECURRING CAPITAL EXPENDITURES
 Carpet replacements and other community additions and
  improvements (3) ....................................................          1,958            2,422
 Corporate additions and improvements .................................            701              134
                                                                          ------------     ------------
                                                                          $     18,548     $      4,119
                                                                          ============     ============
OTHER DATA
 Capitalized interest .................................................   $        367     $        239
                                                                          ============     ============
 Capitalized personnel and associated costs (4) .......................   $        250     $        249
                                                                          ============     ============

(1) Represents expenditures for major renovations of communities, water sub-metering equipment and other unit upgrade costs that enhance the rental value of such units.

(2) Represents property improvement expenditures that generally occur less frequently than on an annual basis.

(3) Represents property improvement expenditures of a type that are expected to be incurred on an annual basis.

(4) Reflects personnel and associated costs capitalized to construction and development activities.

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved               15

                              POST PROPERTIES, INC.
               INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

At March 31, 2005, the Company holds investments in three individual limited liability companies (the "Property LLCs") with an institutional investor. Each Property LLC owns a single apartment community. In March 2005, one of the Property LLCs elected to convert its apartment community, containing 121 units, into for-sale condominiums. The Company holds a 35% equity interest in the Property LLCs.

The Company accounts for its investments in these Property LLCs using the equity method of accounting. The excess of the Company's investment over its equity in the underlying net assets of the Property LLCs was approximately $6,540 at March 31, 2005. The excess investment related to Property LLCs holding apartment communities is being amortized as a reduction to earnings on a straight-line basis over the lives of the related assets. The excess investment related to the Property LLC holding the condominium conversion asset will be recognized as additional cost of sales as the underlying condominiums are sold. The Company provides real estate services (development, construction and property management) to the Property LLCs for which it earns fees.

The operating results of the Company include its proportionate share of net income (loss) from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate was as follows:

                                                                            MARCH 31,      DECEMBER 31,
Balance Sheet Data                                                            2005            2004
---------------------------------------------------------------------     ------------     ------------
Real estate assets, net of accumulated depreciation of
  $6,428 and $9,712, respectively ...................................     $     97,831     $    124,072
Assets held for sale, net (1) .......................................           25,845                -
Cash and other ......................................................            2,599            2,797
                                                                          ------------     ------------
Total assets ........................................................     $    126,275     $    126,869
                                                                          ============     ============
Mortgage notes payable ..............................................     $     67,000     $     83,468
Mortgage notes payable to Company ...................................           16,995                -
Other liabilities ...................................................            1,529            1,296
                                                                          ------------     ------------
Total liabilities ...................................................           85,524           84,764
Members' equity  ....................................................           40,751           42,105
                                                                          ------------     ------------
Total liabilities and members' equity ...............................     $    126,275     $    126,869
                                                                          ============     ============
Company's equity investment .........................................     $     20,819     $     21,320
                                                                          ============     ============
Company's share of notes payable ....................................     $     29,398     $     29,214
                                                                          ============     ============

(1) Includes one community, containing 121 units, being converted into condominiums through taxable REIT subsidiary.

                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                          -----------------------------
Income Statement Data                                                         2005             2004
-----------------------------------------------------------------------   ------------     ------------
Revenue
   Rental .............................................................   $      2,640     $      2,564
   Other property revenues ............................................            185              176
                                                                          ------------     ------------
   Total revenues .....................................................          2,825            2,740
                                                                          ------------     ------------
Expenses
   Property operating and maintenance .................................            910              903
   Depreciation and amortization ......................................            653              629
   Interest ...........................................................            688              594
                                                                          ------------     ------------
   Total expenses .....................................................          2,251            2,126
                                                                          ------------     ------------
Income from continuing operations .....................................            574              614
                                                                          ------------     ------------
Discontinued Operations
   Loss from discontinued operations ..................................           (117)             (98)
   Loss on early extinguishment of debt ...............................           (273)               -
                                                                          ------------     ------------
Loss from discontinued operations .....................................           (390)             (98)
                                                                          ------------     ------------
Net income ............................................................   $        184     $        516
                                                                          ============     ============
Company's share of net income .........................................   $        147     $        216
                                                                          ============     ============

At March 31, 2005, mortgage notes payable include a $50,000 mortgage note that bears interest at 4.13%, requires monthly interest payments and annual principal payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008. The additional mortgage note payable bears interest at a rate of 4.04% and matures in 2008.

In March 2005, one of the Property LLCs elected to convert its apartment community into for-sale condominiums. Subsequent to the decision to sell the community through the condominium conversion process, the Property LLC prepaid its third party mortgage note payable of $16,392 through secured borrowings from the Company. The Property LLC incurred debt prepayment costs and expenses associated with the write-off of unamortized deferred financing costs totaling $273 in March 2005. The mortgage note payable to the Company has a fixed rate component ($16,392) bearing interest at 4.28% and a variable rate component bearing interest at LIBOR at 1.90%. This note is repayable from the proceeds of condominium sales and matures in February 2008.

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved               16

                              POST PROPERTIES, INC.
                    NET ASSET VALUE SUPPLEMENTAL INFORMATION
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure that the Company makes internally to calculate Net Asset Value ("NAV"). In addition, the Company believes that investors and analysts use similar measures in estimating the Company's NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the "As Adjusted" column is the corresponding number presented in the first column listed below. In the information below, the Company presents Net Operating Income for the quarter ended March 31, 2005 for properties stabilized by the beginning of the quarter ended March 31, 2005 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by the beginning of the quarter ended March 31, 2005 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares. The Company believes it is important to provide these measures to allow investors to easily develop their own calculations of NAV. The Company also believes that internal and external NAV estimates are a useful benchmark of the value of the Company's assets over time and provide a useful measure for analyzing the Company's trading price on the New York Stock Exchange.

FINANCIAL DATA
(In thousands)

                                                          THREE MONTHS ENDED                              AS
INCOME STATEMENT DATA                                       MARCH 31, 2005          ADJUSTMENTS        ADJUSTED
-----------------------------------------------------     ------------------     -----------------   ------------
Rental revenues .....................................        $      67,727       $      5,001  (1)   $     72,728
Other property revenues .............................                3,782                582  (1)          4,364
                                                             -------------       ------------        ------------
     Total rental and other revenues (A) ............               71,509              5,583              77,092
Property operating & maintenance expenses
   (excluding depreciation and amortization) (B) ....               32,793             (2,676) (1)         30,117
                                                             -------------       ------------        ------------
Property net operating income (Table 1) (A-B) .......        $      38,716       $      8,259        $     46,975
                                                             =============       ============        ============

Apartment units represented .........................               24,700               (736) (2)         23,964

                                                                AS OF                                     AS
OTHER ASSET DATA                                            MARCH 31, 2005        ADJUSTMENTS          ADJUSTED
-----------------------------------------------------     ------------------     -----------------   ------------
Cash & equivalents ..................................        $       2,935       $          -        $      2,935
Construction in progress ............................               26,647                  -              26,647
Land held for development or sale ...................               24,268              1,540  (3)         25,808
Assets held for sale ................................              133,160            (95,281) (4)         37,879
Investments in and advances to unconsolidated real
   estate entities (including mortgage loans
   receivable) ......................................               37,814            (20,819) (5)         16,995
Other assets (6).....................................               43,611                  -              43,611
Cash and other assets of unconsolidated real estate
   entities .........................................                2,599             (1,689) (7)            910
                                                             -------------       ------------        ------------
                                                             $     271,034       $   (116,249)       $    154,785
                                                             =============       ============        ============

OTHER LIABILITY DATA
Tax-exempt debt .....................................        $     110,055       $          -        $    110,055
Other notes payable .................................            1,051,185                  -           1,051,185
Other liabilities (8)................................               98,763               (317) (8)         98,446
Total liabilities of unconsolidated
   real estate entities (9) .........................               85,524            (55,591) (9)         29,933
                                                             -------------       ------------        ------------
                                                             $   1,345,527       $    (55,908)       $  1,289,619
                                                             =============       ============        ============

OTHER DATA
Liquidation value of preferred shares ...............               95,000                  -              95,000

Common shares outstanding ...........................               40,069                  -              40,069
Common units outstanding ............................                2,425                  -               2,425

(1) The adjustments include additions for the rental revenues ($6,080) and other property revenues ($605) and property operating and maintenance expenses (excluding depreciation and amortization) ($2,818) for held for sale properties included in discontinued operations (exclusive of condominium conversion properties) and for the Company's 35% share of rental revenues ($924) and other property revenues ($65) and property operating and maintenance expenses (excluding depreciation and amortization) ($318) from Post Biltmore and Post Massachusetts Avenue (properties accounted for on the equity method of accounting). In addition, the adjustments reflect a reduction of rental revenues ($2,003) and other revenues ($88) and property operating and maintenance expenses (excluding depreciation and amortization) ($1,971) relating to the Company's corporate apartment business. Lastly, the adjustment to operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($3,524) and the impact of straight-lining long-term ground lease expense ($317).

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved               17

(2) The adjustment reflects a reduction for 382 units being converted into condominiums and for 65% of the 545 units held in Post Biltmore and Post Massachusetts Avenue (two unconsolidated entities) (a 354 unit reduction) to adjust the units held in unconsolidated entities to the Company's 35% share of the units.

(3) The adjustment reflects land parcels included on the balance sheet as a component of assets held for sale.

(4) The "As Adjusted" amount represents the book value of the Company's wholly-owned condo conversion assets (Post Block 588 and Post Walk at Hyde
      Park) and its 35% share of the book value of the unconsolidated condominium conversion asset (Post Peachtree).

(5) The "As of March 31, 2005" amount represents the Company's investment in and advances to unconsolidated entities. The adjustment reflects the Company's equity investments in unconsolidated entities. The "As Adjusted" amount represents a mortgage loan receivable from an unconsolidated entity.

(6) These amounts consist of restricted cash and other assets, per the Company's balance sheet.

(7) The "As of March 31, 2005" amount represents cash and other assets of unconsolidated entities. The adjustment includes a reduction for the venture partners' 65% share of cash and other assets ($1,689) of the Company's projects held in unconsolidated entities. The "As Adjusted" amount represents the Company's 35% share of the cash and other assets of all of the unconsolidated entities.

(8) The "As of March 31, 2005" amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company's balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense.

(9) The "As of March 31, 2005" amount represents total liabilities of unconsolidated entities. The adjustment represents a reduction for the venture partner's 65% share of liabilities of unconsolidated entities. The "As Adjusted" amount represents the Company's 35% share of liabilities of unconsolidated entities.

COMPUTATION OF IMPLIED PORTFOLIO CAPITALIZATION RATE
(In thousands)

                                                                            THREE MONTHS ENDED
CALCULATION OF ADJUSTED PROPERTY NET OPERATING INCOME                          MARCH 31, 2005
-----------------------------------------------------------------------     ------------------
Total rental and other revenues .......................................       $      77,092  (a)
Property operating & maintenance expenses
   (excluding depreciation and amortization) ..........................             (30,117) (a)
                                                                              -------------
Property net operating income .........................................              46,975
Adjustments to property net operating income
  Assumed property management fee (calculated at 3% of revenues) ......              (2,313)
  Assumed property capital expenditure reserve ($300 per unit per year
   based on 23,964 units) .............................................              (1,797)
                                                                              -------------
Property net operating income, adjusted for assumed management fee and
   assumed capital expenditures .......................................       $      42,865
Property net operating income, adjusted for assumed management fee and
                                                                              =============
   assumed capital expenditures (annualized) (A) ......................       $     171,460
                                                                              =============

                                                                                   AS OF
CALCULATION OF IMPLIED MARKET VALUE OF COMPANY GROSS ASSETS                    MARCH 31, 2005
-----------------------------------------------------------------------     ------------------
Implied market value of common shares and units .......................       $   1,319,014  (b)
Other assets, as adjusted .............................................            (154,785) (a)
Other liabilities, as adjusted ........................................           1,289,619  (a)
Preferred stock, at liquidation value .................................              95,000  (a)
                                                                              -------------
Implied market value of Company gross assets (B) ......................       $   2,548,848
                                                                              =============
IMPLIED PORTFOLIO CAPITALIZATION RATE, BASED ON COMPANY'S STOCK PRICE
 AS OF MARCH 31, 2005 (A/B) ...........................................                 6.7%
                                                                              =============

(a) Represents amounts in the "as adjusted" column from the Financial Data table reflected above.

(b) Calculated as follows:

Common shares and units outstanding at March 31, 2005 ..................              42,494
Per share market value of common stock at March 31, 2005 ...............        $      31.04
                                                                                ------------
Implied market value of common shares and units at March 31, 2005 ......        $  1,319,014
                                                                                ============

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved               18

                              POST PROPERTIES, INC.
               NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

DEFINITIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures, FFO and AFFO excluding certain accounting charges, certain debt statistics and ratios and economic gains (losses) on property sales. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

      FUNDS FROM OPERATIONS - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company's press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company's FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

      Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company's results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled "net income available to common shareholders" is the most directly comparable GAAP measure to FFO.

      ADJUSTED FUNDS FROM OPERATIONS - The Company also uses adjusted funds from operations ("AFFO") as an operating measure. AFFO is defined as FFO less operating capital expenditures and after adjusting for the impact of straight-line, long-term ground lease expense. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT's ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled "net income (loss) available to common shareholders" is the most directly comparable GAAP measure to AFFO.

      PROPERTY NET OPERATING INCOME - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled "net income" is the most directly comparable GAAP measure to NOI.

      SAME STORE CAPITAL EXPENDITURES - The Company uses same store recurring and non-recurring capital expenditures as cash flow measures. Same store recurring and non-recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store recurring and non-recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company's other operating segments consisting of communities stabilized in the prior year, lease-up communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company's presentation of same store recurring and non-recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store recurring and non-recurring capital expenditures are the lines on the Company's consolidated statements of cash flows entitled "recurring capital expenditures" and "non-recurring capital expenditures."

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved               19

     FFO AND AFFO EXCLUDING CERTAIN CHARGES - The Company uses FFO and AFFO excluding certain items and charges, such as preferred stock redemption costs and gain on the sale of technology investment as operating measures. The Company reports FFO and AFFO excluding certain items and charges as alternative financial measures of core operating performance. The Company believes FFO and AFFO before certain items and charges are informative measures for comparing operating performance between periods and for comparing operating performance to other companies that have not incurred such items and charges. The Company further believes that items and charges of the nature incurred in 2005 and 2004 are not necessarily repetitive in nature and that it is therefore meaningful to compare operating performance using alternative, non-GAAP measures. The Company adjusts FFO and AFFO for preferred stock redemption costs, because this item results from financing transactions that are not related to core business performance. The Company further adjusts FFO and AFFO for gains on sales of technology investments because this item is not expected to be repetitive over the long-term and it is therefore meaningful to compute operating performance using adjusted, non-GAAP measures. In addition to the foregoing, the Company believes the investment and analyst communities desire to understand the meaningful components of the Company's performance and that these non-GAAP measures assist in providing such supplemental measures. The Company believes that the most directly comparable GAAP financial measures to each of FFO and AFFO, excluding certain items and charges, is the line on the Company's consolidated statements of operations entitled "net income (loss) available to common shareholders."

      DEBT STATISTICS AND DEBT RATIOS - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner's share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner's share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and
      (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company's debt agreements, including, among others, the Company's senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company's liquidity.

      ECONOMIC GAINS ON PROPERTY SALES - The Company uses economic gains losses on property sales as a supplemental measure of operating performance. Economic gains on property sales are defined as gains on property sales in accordance with GAAP, before accumulated depreciation and any prior period write-downs for asset impairment charges on such assets. The Company believes economic gains on property sales is an important supplemental measure to gains on property sales in accordance with GAAP because it assists investors and analysts in understanding the relationship between the cash proceeds from the sale of an asset and the cash invested in that asset. The Company believes the line on its consolidated statement of operations entitled "gains on sales of real estate assets - discontinued operations" is the most directly comparable GAAP measure to economic gains on property sales.

      AVERAGE ECONOMIC OCCUPANCY - The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved               20

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

TABLE 1

RECONCILIATION OF SAME STORE NET OPERATING INCOME (NOI) TO GAAP NET INCOME
(LOSS)
(Dollars in thousands)

                                                                              THREE MONTHS ENDED
                                                                     ------------------------------------
                                                                      MARCH 31,  MARCH 31,    DECEMBER 31,
                                                                        2005       2004          2004
                                                                     ---------   ---------    -----------
Total same store NOI ..............................................  $ 37,569    $  37,903    $    38,631
Property NOI from other operating segments ........................     1,147          235            990
                                                                     --------    ---------    -----------
Consolidated property NOI .........................................    38,716       38,138         39,621
Add (subtract):
   Other revenues .................................................        71           76             64
   Interest income ................................................       165          180            177
   Minority interest in consolidated property partnerships ........       113          183            133
   Depreciation ...................................................   (19,532)     (19,621)       (19,790)
   Interest expense ...............................................   (15,679)     (15,421)       (16,006)
   Amortization of deferred financing costs .......................    (1,688)      (1,116)        (1,030)
   General and administrative .....................................    (5,295)      (4,642)        (5,139)
   Development costs and other expenses ...........................    (1,097)        (535)          (136)
   Termination of debt remarketing agreement (interest expense) ...         -            -        (10,615)
   Loss on early extinguishment of indebtedness ...................         -            -         (4,011)
   Equity in income of unconsolidated entities ....................       147          216            241
   Gain on sale of technology investment ..........................     5,267            -              -
   Minority interest of preferred unitholders .....................         -       (1,400)             -
   Minority interest of common unitholders ........................        42          599          1,139
                                                                     --------    ---------    -----------
   Income (loss) from continuing operations .......................     1,230       (3,343)       (15,352)
   Income (loss) from discontinued operations .....................     3,446        6,754            845
                                                                     --------    ---------    -----------
Net income (loss) .................................................  $  4,676    $   3,411    $   (14,507)
                                                                     ========    =========    ===========

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               20

TABLE 2

SAME STORE NET OPERATING INCOME (NOI) SUMMARY BY MARKET
(Dollars in thousands)

                                                     THREE MONTHS ENDED,
                                             -----------------------------------    1Q '05 VS   1Q '05 VS      1Q '05
                                              MARCH 31,   MARCH 31,  DECEMBER 31,    1Q `04      4Q `04     % SAME STORE
                                                2005        2004         2004       % CHANGE    % CHANGE        NOI
                                             ----------  ----------  ------------   ---------   ---------   ------------
Rental and other revenues
   Atlanta ...............................   $  27,969   $  27,992   $    28,168      (0.1)%      (0.7)%
   Dallas ................................      11,299      11,284        11,291       0.1%        0.1%
   Tampa .................................       7,120       6,796         6,965       4.8%        2.2%
   Washington, DC ........................       5,618       5,375         5,530       4.5%        1.6%
   Charlotte .............................       3,168       3,156         3,154       0.4%        0.4%
   Other (1) .............................       7,239       7,260         7,017      (0.3)%       3.2%
                                             ---------   ---------   -----------
      Total rental and other revenues.....      62,413      61,863        62,125       0.9%        0.5%
                                             ---------   ---------   -----------

Property operating and maintenance
  expenses (exclusive of depreciation
  and amortization)
   Atlanta (2) ...........................      10,693      10,390         9,653       2.9%       10.8%
   Dallas ................................       5,198       4,914         5,092       5.8%        2.1%
   Tampa .................................       2,820       2,855         3,109      (1.2)%      (9.3)%
   Washington, DC (2) ....................       2,026       1,817         1,646      11.5%       23.1%
   Charlotte .............................       1,063       1,041         1,048       2.1%        1.4%
   Other (1) .............................       3,044       2,943         2,946       3.4%        3.3%
                                             ---------   ---------   -----------
      Total ..............................      24,844      23,960        23,494       3.7%        5.7%
                                             ---------   ---------   -----------
Net operating income
   Atlanta (2) ...........................      17,276      17,602        18,515      (1.9)%      (6.7)%       46.0%
   Dallas ................................       6,101       6,370         6,199      (4.2)%      (1.6)%       16.2%
   Tampa .................................       4,300       3,941         3,856       9.1%       11.5%        11.4%
   Washington, DC (2) ....................       3,592       3,558         3,884       1.0%       (7.5)%        9.6%
   Charlotte .............................       2,105       2,115         2,106      (0.5)%         -          5.6%
   Other (1) .............................       4,195       4,317         4,071      (2.8)%       3.1%        11.2%
                                             ---------   ---------   -----------                              -----
      Total same store NOI ...............   $  37,569   $  37,903   $    38,631      (0.9)%      (2.7)%      100.0%
                                             =========   =========   ===========                              =====

(1) Includes communities located in Orlando, FL, Houston, TX, Denver, CO and New York, NY.

(2) Excluding the impact of straight-lining long-term ground lease expense of $145 in Atlanta and $172 in Washington, D.C., property operating and maintenance expenses (exclusive of depreciation and amortization) would have increased (decreased) 1.5%, 2.0% and 2.4% in Atlanta, Washington, D.C. and in total, respectively, in the first quarter of 2005, compared to the first quarter of 2004, and 9.3%, 12.7% and 4.4% in Atlanta, Washington, D.C. and in total, respectively, in the first quarter of 2005, compared to the fourth quarter of 2004. Excluding the impact of straight-lining long-term ground lease expense, NOI would have increased (decreased) (1.0)%, 5.8% and 0.0% in Atlanta, Washington, D.C. and in total, respectively, in the first quarter of 2005, compared to the first quarter of 2004, and (5.9)%, (3.1)% and (1.9)% in Atlanta, Washington, D.C. and in total, respectively, in the first quarter of 2005, compared to the fourth quarter of 2004.

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved               22

TABLE 3

RECONCILIATION OF SEGMENT CASH FLOW DATA TO STATEMENTS OF CASH FLOWS (Dollars in thousands)

                                                                            THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                            ------------------
                                                                             2005       2004
                                                                            -------    -------
Recurring capital expenditures by operating segment
Same store ..............................................................   $ 1,575    $ 1,769
Partially stabilized ....................................................         4          7
Construction and lease-up ...............................................         -          -
Other segments ..........................................................       379        646
                                                                            -------    -------
Total recurring capital expenditures per statements of cash flows .......   $ 1,958    $ 2,422
                                                                            =======    =======

Non-recurring capital expenditures by operating segment
Same store ..............................................................   $   618    $ 1,144
Partially stabilized ....................................................         -          -
Construction and lease-up ...............................................         -          -
Other segments ..........................................................       284        100
                                                                            -------    -------
Total non-recurring capital expenditures per statements of cash flows ...   $   902    $ 1,244
                                                                            =======    =======

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved               23

TABLE 4

COMPUTATION OF INTEREST AND FIXED CHARGE COVERAGE RATIOS
(Dollars in thousands)

                                                                                   THREE MONTHS ENDED
                                                                                       MARCH 31,
                                                                                 --------------------
                                                                                   2005        2004
                                                                                 --------    --------
Income (loss) from continuing operations .....................................   $  1,230    $ (3,343)

Minority interest of common unitholders ......................................        (42)       (599)
Minority interest of preferred unitholders ...................................          -       1,400
Gain on sale of technology investment ........................................     (5,267)          -
Depreciation expense .........................................................     19,532      19,621
Depreciation (company share) of assets held in unconsolidated entities .......        297         327
Interest expense .............................................................     15,679      15,421
Interest expense (company share) of assets held in
  unconsolidated entities ....................................................        301         271
Amortization of deferred financing costs .....................................      1,688       1,116
                                                                                 --------    --------
Income available for debt service (A) ........................................   $ 33,418    $ 34,214
                                                                                 ========    ========

Interest expense .............................................................   $ 15,679    $ 15,421
Interest expense (company share) of assets held in unconsolidated entities ...        301         271
                                                                                 --------    --------
Interest expense for purposes of computation (B) .............................     15,980      15,692
Dividends and distributions to preferred shareholders and unitholders ........      1,909       3,997
                                                                                 --------    --------
Fixed charges for purposes of computation (C) ................................   $ 17,889    $ 19,689
                                                                                 ========    ========
Interest coverage ratio (A/B) (1) ............................................        2.1x        2.2x
                                                                                 ========    ========
Fixed charge coverage ratio (A/C) (1) ........................................        1.9x        1.7x
                                                                                 ========    ========

(1) The interest coverage and fixed charge coverage ratios, including discontinued operations, for the three months ended March 31, 2005 would be 2.2x and 2.0x, respectively.

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved               24

TABLE 5

COMPUTATION OF DEBT RATIOS
(In thousands)

                                                                                         AS OF MARCH 31,
                                                                                    --------------------------
                                                                                        2005           2004
                                                                                    -----------    -----------
Total real estate assets per balance sheet ......................................   $ 1,973,778    $ 2,050,422
Plus:
Company share of real estate assets held in unconsolidated entities .............        43,287         44,329
Company share of accumulated depreciation - assets held in unconsolidated
 entities........................................................................         2,250          2,411
Accumulated depreciation per balance sheet ......................................       470,721        453,077
Accumulated depreciation on assets held for sale ................................        69,537         69,822
                                                                                    -----------    -----------
Total undepreciated real estate assets (A) ......................................   $ 2,559,573    $ 2,620,061
                                                                                    ===========    ===========
Total debt per balance sheet ....................................................   $ 1,161,240    $ 1,198,629
Plus:
Company share of third party debt held in unconsolidated entities ...............        23,450         29,292
Less:
Joint venture partners' share of mortgage debt of the company ...................       (11,047)             -
                                                                                    -----------    -----------
Total debt (adjusted for joint venture partners' share of debt) (B) .............   $ 1,173,643    $ 1,227,921
                                                                                    ===========    ===========
Total debt as a % of undepreciated real estate assets (adjusted for joint
 venture partners' share of debt) (B/A) .........................................          45.9%          46.9%
                                                                                    ===========    ===========
Total debt per balance sheet ....................................................   $ 1,161,240    $ 1,198,629
Plus:
Company share of third party debt held in unconsolidated entities ...............        23,450         29,292
Preferred shares at liquidation value ...........................................        95,000         95,000
Preferred units at liquidation value ............................................             -         70,000
Less:
Joint venture partners' share of mortgage debt of the company ...................       (11,047)             -
                                                                                    -----------    -----------
Total debt and preferred equity (adjusted for joint venture partner's
 share of debt) (C) .............................................................   $ 1,268,643    $ 1,392,921
                                                                                    ===========    ===========
Total debt and preferred equity as a % of undepreciated assets (adjusted for
 joint venture partners' share of debt) (C/A) ...................................          49.6%          53.2%
                                                                                    ===========    ===========

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved               25

TABLE 6

CALCULATION OF COMPANY UNDEPRECIATED BOOK VALUE PER SHARE
(In thousands)

                                                                           MARCH 31,
                                                                             2005
                                                                          -----------
Total shareholders' equity, per balance sheet .........................   $   771,278
Plus:
Accumulated depreciation, per balance sheet ...........................       470,721
Accumulated depreciation - held for sale assets, per balance sheet ....        69,537
Minority interest of common unitholders in Operating Partnership,
  per balance sheet ...................................................        41,147
Less:
Deferred charges, net, per balance sheet ..............................       (14,290)
Preferred shares at liquidation value .................................       (95,000)
                                                                          -----------
Total undepreciated book value (A).....................................   $ 1,243,393
                                                                          ===========
Total common shares and units (B) .....................................        42,494
                                                                          ===========
Company undepreciated book value per share (A/B) ......................   $     29.26
                                                                          ===========

Copyright (C) 2005 Post Apartment Homes, LP All Rights Reserved               26